UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2012

MISSION WEST PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34000	95-2635431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10050 Bandley Drive, Cupertino, CA 95014
(Address of principal executive offices, zip code)

 Registrant’s telephone number, including area code: (408) 725-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

(a)
The following information is being furnished by the Company as required for Item 2.02(a) of this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934:

On July 11, 2012, the Company issued a press release announcing its earnings results for the second quarter ended June 30, 2012. The press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference in response to Item 2.02(a) of this report.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Mission West Properties, Inc. Press Release dated July 11, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION WEST PROPERTIES, INC.

Date: July 12, 2012	By:	/s/ Wayne N. Pham
Wayne N. Pham
Vice President of Finance

Exhibit 99.1

Press Release

For Immediate News Release
July 11, 2012

Mission West Properties Announces Second Quarter 2012 Operating Results

Cupertino, CA – Mission West Properties, Inc. (NASDAQ: MSW) reported today that Funds From Operations (“FFO”) for the quarter ended June 30, 2012, was approximately $12,153,000, or $0.11 per diluted common share, (considering the potential effect of all O.P. units being exchanged for shares of the Company’s common stock) as compared to approximately $13,708,000, or $0.13 per diluted common share, for the same period in 2011. The decrease was primarily due to lower tenant reimbursement income and higher operating and general and administrative expenses. On a sequential quarter basis, FFO for the quarter ended March 31, 2012, was approximately $0.13 per diluted common share. For the six months ended June 30, 2012, FFO decreased to $26,303,000, or $0.25 per diluted common share, from FFO of $29,950,000, or $0.28 per diluted common share, for the six months ended June 30, 2011.

Net income for the quarter ended June 30, 2012, was approximately $13,709,000 as compared to approximately $7,370,000 for the quarter ended June 30, 2011. Net income per diluted share available to common stockholders was approximately $0.12 for the quarter ended June 30, 2012, compared to $0.08 for the quarter ended June 30, 2011, a per share increase of approximately 50%. The increase was primarily due to gains from sale of real estate, which accounted for approximately $0.06 per diluted share. Net income for the six months ended June 30, 2012, was approximately $26,962,000 as compared to approximately $17,305,000 for the six months ended June 30, 2011. For the six months ended June 30, 2012, net income per diluted share available to common stockholders was $0.24, up from $0.19 a year ago, a per share increase of approximately 26%.

Disposition Activity
On April 30, 2012, the Company disposed of four vacant R&D properties located at 1490-1520 McCandless Drive, 1525-1555 McCandless Drive, 1575-1595 McCandless Drive and 1600 McCandless Drive in Milpitas, California, consisting of approximately 145,000 rentable square feet. A total net gain of approximately $7,989,000 was recognized and classified as discontinued operations on the total cash sales price of $19,350,000.

On July 10, 2012, the Company disposed of three vacant R&D properties located at 300 Montague Expressway, 324-368 Montague Expressway and 337 Trade Zone Boulevard in Milpitas, California, consisting of approximately 149,000 rentable square feet. An estimated total net gain of approximately $4,389,000 will be recognized and classified as discontinued operations in the third quarter on the total cash sales price of $18,500,000.

Company Profile
Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 104 properties totaling approximately 7.8 million rentable square feet. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “will,” “anticipate,” “estimate,” “expect,” “intend,” or similar words. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the ability to complete acquisitions from the Berg Group and other factors detailed in the Company’s registration statements, and periodic filings with the Securities & Exchange Commission.

MISSION WEST PROPERTIES, INC.
SELECTED FINANCIAL DATA
(In thousands, except share, per share and property data amounts)

STATEMENTS OF OPERATIONS
	Three Months Ended Jun 30, 2012	Three Months Ended Jun 30, 2011	Six Months Ended Jun 30, 2012	Six Months Ended Jun 30, 2011
OPERATING REVENUES:
Rental income	$20,075	$20,354	$40,087	$42,077 (7)
Tenant reimbursements	2,967	4,119	6,914	8,728
Other income	401	409	674	1,410
Total operating revenues	23,443	24,882	47,675	52,215

OPERATING EXPENSES:
Operating and maintenance	2,863	2,489	5,272	4,999
Real estate taxes	3,014	2,994	5,442	6,044
General and administrative	911	522	1,562	1,043
Depreciation and amortization	5,993 (1)	5,509 (1)	11,986	11,000
Total operating expenses	12,781	11,514	24,262	23,086

Operating income	10,662	13,368	23,413	29,129

OTHER INCOME (EXPENSES):
Equity in earnings of unconsolidated joint venture	60	27	174	18
Interest income	58	57	151	126
Interest expense	(4,833)	(5,246)	(9,755)	(10,525)
Interest expense – related parties	(146)	(144)	(292)	(291)
Income from continuing operations	5,801	8,062	13,691	18,457

Discontinued operations:
Net gain from disposal of properties classified as discontinued operations	7,989	-	13,508	-
Net loss from properties classified as discontinued operations	(81)	(692)	(237)	(1,152)
Income (loss) from discontinued operations	7,908	(692)	13,271	(1,152)

Net income	13,709	7,370	26,962	17,305

Net income attributable to noncontrolling interests	(10,929)	(5,491)	(21,338)	(13,027)
Net income available to common stockholders	$2,780	$1,879	$5,624	$4,278

Income per share from continuing operations:
Basic	$0.06	$0.09	$0.15	$0.20
Diluted	$0.06	$0.09	$0.15	$0.20
Income (loss) per share from discontinued operations:
Basic	$0.06	$(0.01)	$0.10	$(0.01)
Diluted	$0.06	$(0.01)	$0.09	$(0.01)
Net income per share to common stockholders:
Basic	$0.12	$0.08	$0.25	$0.19
Diluted	$0.12	$0.08	$0.24	$0.19
Weighted average shares of common stock (basic)	22,668,020	22,495,605	22,652,844	22,392,427
Weighted average shares of common stock (diluted)	23,079,739	22,756,006	23,110,364	22,583,358
Weighted average O.P. units outstanding	82,618,015	82,790,430	82,633,191	82,893,608

FUNDS FROM OPERATIONS	Three Months Ended Jun 30, 2012	Three Months Ended Jun 30, 2011	Six Months Ended Jun 30, 2012	Six Months Ended Jun 30, 2011
Funds from operations	$12,153	$13,708	$26,303	$29,950
Funds from operations per share (2)	$0.11	$0.13	$0.25	$0.28
Outstanding common stock	22,668,020	22,584,770	22,668,020	22,584,770
Outstanding O.P. units	82,618,015	82,701,265	82,618,015	82,701,265
Weighted average O.P. units and common stock outstanding (diluted)	105,697,754	105,546,436	105,743,555	105,476,966

FUNDS FROM OPERATIONS CALCULATION	Three Months Ended Jun 30, 2012	Three Months Ended Jun 30, 2011	Six Months Ended Jun 30, 2012	Six Months Ended Jun 30, 2011
Net income	$13,709	$7,370	$26,962	$17,305
Add:
Depreciation and amortization	6,445	6,384	12,911	12,736
Depreciation and amortization in unconsolidated joint venture	60	60	119	119
Less:
Noncontrolling interests in joint ventures	(72)	(106)	(181)	(210)
Gain on sale of real estate	(7,989)	-	(13,508)	-
Funds from operations	$12,153	$13,708	$26,303	$29,950

Funds From Operations (“FFO”) is a non-GAAP financial measurement used by real estate investment trusts (“REITs”) to measure and compare operating performance. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with GAAP, accounting principles generally accepted in the United States of America), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures. Management considers FFO to be an appropriate supplemental measure of the Company’s operating and financial performance because when compared year over year, it reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. FFO should neither be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flows provided by operating activities determined in accordance with GAAP. FFO is not comparable to similarly entitled items reported by other REITs that do not define them exactly as we define FFO.

PROPERTY AND OTHER DATA:	Three Months Ended Jun 30, 2012	Three Months Ended Jun 30, 2011	Six Months Ended Jun 30, 2012	Six Months Ended Jun 30, 2011
Total properties, end of period	104	111	104	111
Total square feet, end of period	7,840,477	8,011,026	7,840,477	8,011,026
Average monthly rental revenue per square foot (3)	$1.26	$1.29	$1.27	$1.34 (8)
Occupancy for leased properties (6)	70.3%	66.5%	70.3%	66.5%
Straight-line rent	$(25)	$260	$(226)	$(375)
Leasing commissions	-	$128	$26	$323
Non-recurring capital expenditures	-	$613	-	$1,539

LEASE ROLLOVER SCHEDULE:

Year	# of Leases	Rentable Square Feet	2012 Base Rent (5)
2012 (4)	4	132,710	$1,486
2013	9	376,683	5,436
2014	19	1,774,442	28,532
2015	7	427,437	5,007
2016	8	394,806	4,552
2017	12	727,552	9,817
2018	8	480,839	6,133
2019	2	232,480	3,731
2020	3	208,768	4,471
Thereafter	3	476,000	11,023
Total	75	5,231,717	$80,188

BALANCE SHEETS
	June 30, 2012	December 31, 2011

Assets
Investments in real estate:
Land	$323,173	$306,474
Buildings and improvements	757,453	745,962
Real estate related intangible assets	3,561	3,561
Total investments in properties	1,084,187	1,055,997
Accumulated depreciation and amortization	(241,196)	(229,211)
Assets held for sale, net	21,574	54,361
Net investments in properties	864,565	881,147
Investment in unconsolidated joint venture	3,540	3,557
Net investments in real estate	868,105	884,704
Cash and cash equivalents	3,114	-
Deferred rent	16,424	16,650
Other assets, net	31,173	35,133
Total assets	$918,816	$936,487

Liabilities and Equity
Liabilities:
Mortgage notes payable	$323,550	$331,166
Mortgage note payable – related parties	6,831	7,139
Revolving line of credit	-	3,305
Interest payable	1,543	1,606
Security deposits	4,333	4,317
Prepaid rent and deferred revenue	11,375	5,836
Dividends and distributions payable	13,687	13,687
Accounts payable and accrued expenses	15,193	16,344
Total liabilities	376,512	383,400

Commitments and contingencies.

Equity:
Stockholders’ equity:
Common stock, $.001 par value	23	23
Additional paid-in capital	176,723	175,900
Distributions in excess of accumulated earnings	(35,271)	(32,962)
Total stockholders’ equity	141,475	142,961
Noncontrolling interests in operating partnerships	400,829	410,126
Total equity	542,304	553,087
Total liabilities and equity	$918,816	$936,487

(1)
Includes approximately $406 and $56 in amortization expense for the three months ended June 30, 2012 and 2011, respectively, and $813 and $180 in amortization expense for the six months ended June 30, 2012 and 2011, respectively, for the amortization of in-place lease value intangible asset pursuant to the Business Combinations Topic of the Financial Accounting Standards Board Accounting Standards Codification.

(2)	Calculated on a fully diluted basis. Assumes conversion of all O.P. units outstanding into the Company’s common stock.

(3)
Average monthly rental revenue per square foot has been determined by taking the cash base rent for the period divided by the number of months in the period, and then divided by the average occupied square feet in the period. Properties classified as assets held for sale were excluded from the 2012 calculation.

(4)	Excludes six month-to-month leases for approximately 80,000 rentable square feet and approximately $188 in cash rent.

(5)	Base rent reflects cash rent.

(6)	The occupancy rate at June 30, 2012, excludes properties classified as assets held for sale.

(7)	Includes a one-time rent adjustment of approximately $1,638 from a tenant dispute resolution.

(8)	Includes a one-time rent adjustment of approximately $1,638. Excluding the adjustment, the average monthly rental revenue per square foot would have been $1.29.